UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2007

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5966 La Place Court
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2007, NTN Buzztime, Inc. (the “Company”) was informed of the unexpected death of director Mark Buckner. In addition to Mr. Buckner’s service as a director, he was the chairman of the Audit Committee of the Company’s Board of Directors.

The Company telephonically disclosed the matter of Mr. Buckner’s death to the American Stock Exchange (AMEX) on December 11, 2007. Mr. Buckner’s death reduced the number of directors currently serving on the Board to six and the number of independent directors to five.

On December 13, 2007, the Board appointed Michael Fleming, who is currently a member of the Audit Committee, as the new chairman of the Audit Committee. In addition, the Board appointed Kirk Read as a new member of the Audit Committee. The Audit Committee is thus comprised of Michael Fleming (Chair), Gary Arlen and Kirk Read, all of whom the Board has determined are independent under relevant AMEX and SEC rules and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: December 14, 2007	By:	/s/ Kendra Berger
Kendra Berger
Chief Financial Officer